EXHIBIT 10.29


                  LOAN AND SECURITY AGREEMENT

                           between

          INTEGRATED PACKAGING ASSEMBLY CORPORATION

                             and

              SILICON VALLEY FINANCIAL SERVICES,

              a Division of Silicon Valley Bank




                      TABLE OF CONTENTS

1.   DEFINITIONS AND CONSTRUCTION                                  1

     1.1.   Definitions                                            1
     1.2.   Accounting and Other Terms                             7
     1.3.   No Presumption Against Any Party                       7

2.   LOAN AND TERMS OF PAYMENT                                     8
     2.1.   Credit Extensions                                      8
     2.2.   Overadvances                                           9
     2.3.   Default Rates, Payments, and Calculations              9
     2.4.   Crediting Payments                                     9
     2.5.   Fees                                                   9
     2.6.   Additional Costs                                      10
     2.7.   Term                                                  10

3.   CONDITIONS OF LOANS                                          10
     3.1.   Conditions Precedent to Initial Credit Extension      10
     3.2.   Conditions Precedent to all Loans Credit Extensions   11

4.   CREATION OF SECURITY INTEREST                                11
     4.1.   Grant of Security Interest                            11
     4.2.   Delivery of Additional Documentation Required         11
     4.3.   Right to Inspect                                      12

5.   REPRESENTATIONS AND WARRANTIES                               12
     5.1.   Due Organization and Qualification                    12
     5.2.   Due Authorization; No Conflict                        12
     5.3.   No Prior Encumbrances                                 12
     5.4.   Intellectual Property                                 12
     5.5.   Name; Location of Chief Executive Office              13
     5.6.   Financial Statements                                  13
     5.7.   Regulatory Compliance                                 13
     5.8.   Environmental Condition                               13
     5.9.   Taxes                                                 13
     5.10.  Subsidiaries                                          13
     5.11.  Government Consents                                   14
     5.12.  Full Disclosure                                       14

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6.   AFFIRMATIVE COVENANTS                                        14
     6.1.   Good Standing                                         14
     6.2.   Government Compliance                                 14
     6.3.   Financial Statements, Reports, Certificates           14
     6.4.   Taxes                                                 15
     6.5.   Insurance                                             15
     6.6.   Principal Depository                                  15
     6.7.   Registration of Intellectual Property Rights          15
     6.8.   Further Assurances                                    16

7.   NEGATIVE COVENANTS                                           16
     7.1.   Dispositions                                          16
     7.2.   Changes in Business, Ownership, or Management,
            Business Locations                                    16
     7.3.   Mergers or Acquisitions                               16
     7.4.   Indebtedness                                          17
     7.5.   Distributions                                         17
     7.6.   Investments                                           17
     7.7.   Transactions with Affiliates                          17
     7.8.   Intellectual Property Agreements                      17
     7.9.   Subordinated Debt                                     17
     7.10.  Compliance                                            17

8.   EVENTS OF DEFAULT                                            17
     8.1.   Payment Default                                       18
     8.2.   Covenant Default                                      18
     8.3.   Insolvency                                            18
     8.4.   Misrepresentations                                    18
     8.5.   Guaranty                                              18

9.   BANK'S RIGHTS AND REMEDIES                                   18
     9.1.   Rights and Remedies                                   18
     9.2.   Power of Attorney                                     20
     9.3.   Accounts Collection                                   20
     9.4.   Bank Expenses                                         20
     9.5.   Bank's Liability for Collateral                       21
     9.6.   Remedies Cumulative                                   21
     9.7.   Demand; Protest                                       21

10.  NOTICES                                                      21

11.  CHOICE OF LAW AND VENUE; WAIVER OF JURY TRIAL                22

12.  GENERAL PROVISIONS                                           22
     12.1.  Successors and Assigns                                22
     12.2.  Indemnification                                       22
     12.3.  Time of Essence                                       22
     12.4.  Severability of Provisions                            22
     12.5.  Amendments in Writing, Integration                    22
     12.6.  Counterparts                                          23
     12.7.  Survival                                              23
     12.8.  Confidentiality                                       23

                                     Page 74

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This LOAN AND SECURITY AGREEMENT, dated as of December ___, 1998 is between
SILICON VALLEY FINANCIAL SERVICES, a division of Silicon Valley Bank ("Bank") and INTEGRATED PACKAGING ASSEMBLY CORPORATION, a Delaware corporation ("Borrower").


The parties agree as follows:

1.   DEFINITIONS AND CONSTRUCTION

     1.1. Definitions. As used in this Agreement, the following terms shall have the following definitions:

            "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

            "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, such Persons, managers and members.

            "Bank Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, (including fees and expenses of appeal or review, or those incurred in any Insolvency Proceeding) whether or not suit is brought.

            "Borrower's Books" means all of Borrower's books and records including, without limitation: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

            "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

            "Closing Date" means the date of this Agreement.

            "Collateral" means the property described on Exhibit A attached hereto.

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            "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and
(iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

            "Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

            "Credit Extension" means each Revolving Loan, or any other extension of credit by Bank for the benefit of Borrower hereunder.

            "Current Assets" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current assets on the consolidated balance sheet of Borrower and its Subsidiaries as at such date.

            "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Credit Extensions made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, but excluding Subordinated Debt.

            "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

            "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

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            "ERISA" means the Employment Retirement Income Security Act of
1974, as amended, and the regulations thereunder.

            "Event of Default" has the meaning set forth in Section 8.

            "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

            "Guarantor" means any present or future guarantor of the Obligations, including, without limitation, CONFIDENTIAL.

            "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and
(d) all Contingent Obligations.

            "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

            "Intellectual Property Collateral" means

            (a)  Copyrights, Trademarks, Patents, and Mask Works;

            (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

            (c) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

            (d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

            (e) All licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

            (f) All amendments, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and

            (g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

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            "Inventory" means all present and future inventory in which
Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above.

            "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

            "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

            "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance (or any agreement to grant any of the foregoing, whether or not contingent on the happening of any future event).

            "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other present or future agreement entered into between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated from time to time.

            "Mask Works" means all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired;

            "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole, (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents, (iii) the value or priority of Bank's security interests in the Collateral.

            "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper.

            "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

            "Patents" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.
                                     Page 4

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            "Payment Date" means the last calendar day of each month.

            "Permitted Indebtedness" means:

            (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

            (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

            (c)  Subordinated Debt;

		(d) Indebtedness to trade creditors incurred in the ordinary course of business;
                  and

            (e)  Indebtedness secured by Permitted Liens.

		"Permitted Investment" means:

            (a) Investments existing on the Closing Date disclosed in the Schedule; and

            (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank.

            "Permitted Liens" means the following:

            (a) Any Liens existing on the Closing Date or arising under this Agreement or the other Loan Documents;

            (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and as to which adequate reserves are maintained on Borrower's Books in accordance with GAAP, provided the same have no priority over any of Bank's security interests;

            (c) Liens (i) upon or in any Equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

            (d) Leases or subleases and licenses or sublicenses granted to others in the ordinary course of Borrower's business not interfering in any material respect with the business of Borrower and its Subsidiaries taken as a whole, and any interest or title of a lessor, licensor or under any lease or license provided that such leases, subleases, licenses and sublicenses do not prohibit the grant of the security interest granted hereunder; and
                                     Page 5

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            (e)  Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

            "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

            "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

            "Responsible Officer" means each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

            "Revolving Commitment" means a credit extension of up to $6,950,000.00.

            "Revolving Loan" means a loan advance under the Revolving
Commitment.

            "Revolving Maturity Date" means June 1, 1999.

            "Schedule" means the schedule of exceptions attached hereto, if any.

            "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

            "Subsidiary" means with respect to any Person, corporation, partnership, company association, joint venture, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person.

            "Total Liabilities" means as of any applicable date, any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness, but specifically excluding Subordinated Debt.

            "Trademarks" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

            "UCC" means the California Uniform Commercial Code.

            "Year 2000 Problem" means the inability of computers, as well as embedded microchips in non-computing devices, to properly perform date-sensitive functions with respect to certain dates prior to and after December 31, 1999.

     1.2. Accounting and Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations and determinations made hereunder shall be made in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." Periods of days referred to in this Agreement shall be counted in calendar days unless otherwise stated. References to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit and schedule references are to this Agreement, unless otherwise specified. All of the exhibits and schedules attached hereto shall be deemed incorporated herein by reference. All terms contained in this Agreement which are not otherwise specifically defined herein (including the term "good faith") shall have the meanings provided by the UCC to the extent the same are used or defined therein.

     1.3. No Presumption Against Any Party. Neither this Agreement nor any other Loan Document nor any uncertainty or ambiguity herein or therein shall be construed or resolved using any presumption against any party hereto or thereto, whether under any rule of construction or otherwise. On the contrary, this Agreement and the other Loan Documents have been reviewed by each of the parties and their counsel and, in the case of any ambiguity or uncertainty, shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.
                                     Page 7

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2.   LOAN AND TERMS OF PAYMENT

     2.1. Credit Extensions. Borrower promises to pay to the order of Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower hereunder. Borrower shall also pay interest on the unpaid principal amount of such Loans at rates in accordance with the terms hereof.

            2.1.1. (a) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Revolving Loans to Borrower in an aggregate outstanding amount not to exceed the Revolving Commitment, provided, however, that the aggregate amount of the Revolving Loans made in each of the hereafter described time periods shall not exceed the amount hereafter specified for such time period: (i) $1,454,200.00 during the period from December 1, 1998 to December 31, 1999; (ii) $2,020,700.00 during the period from January 1, 1999 to January 31, 1999; (iii) $1,194,600.00 during the period from February 1, 1999 to February 28, 1999;
(iv) $1,314,500.00 during the period from March 1, 1999 to April 4, 1999;
(v) $585,200.00 during the period from April 5, 1999 to May 2, 1999; and
(vi) $603,900.00 during the period from May 3, 1999 to May 30, 1999.
Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1 may be repaid and reborrowed at any time during the term of this Agreement.

                     (b) Whenever Borrower desires a Revolving Loan, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time, on the Business Day that such Revolving Loan is to be made, and Borrower shall simultaneously deliver a copy of each such notice to the Guarantor. Each such notification shall be promptly confirmed by a Payment/Loan Form in substantially the form of Exhibit B hereto. Bank is authorized to make Loans under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank's discretion such Loans are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Loans made under this Section 2.1 to Borrower's deposit account.

                     (c) Interest Rate. Except as set forth in Section 2.3(b), the outstanding principal amount of the Revolving Loans shall bear interest, on the average daily balance thereof, at a per annum rate equal to the Prime Rate.

                     (d) The Revolving Commitment shall terminate on the Revolving Maturity Date, at which time all Revolving Loans and accrued interest thereon shall be immediately due and payable.

                                     Page 8

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     2.2.   Overadvances.  If, at any time or for any reason, the amount of
Obligations owed by Borrower to Bank pursuant to Section 2.1.1, of this Agreement is greater than the Revolving Commitment, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

     2.3.   Default Rates, Payments, and Calculations.

                     (a) Default Rate. All Obligations shall bear interest, from and after the occurrence of an Event of Default, at a rate equal to five percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

                     (b) Payments. Interest hereunder shall be due and payable on each Payment Date. Borrower hereby authorizes Bank to debit any accounts with Bank, including, without limitation, Account Number for payments of principal and interest due on the Obligations and any other amounts owing by Borrower to Bank. Bank will notify Borrower of all debits which Bank has made against Borrower's accounts. Any such debits against Borrower's accounts in no way shall be deemed a set-off. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

                     (c) Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a 360-day year for the actual number of days elapsed.

     2.4. Crediting Payments . Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment, whether directed to Borrower's deposit account with Bank or to the Obligations or otherwise, shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment in respect of the Obligations unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

     2.5.   Fees.  Borrower shall pay to Bank the following:

                     (a) Due Diligence Fee. A Due Diligence Fee equal to $ 1,000.00, which fee shall be due on the Closing Date and shall be fully earned and non-refundable (the prior receipt of which by Bank is hereby acknowledged by Bank); and
                                     Page 9

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                     (b)  Bank Expenses. Upon demand from Bank, including,
without limitation, upon the date hereof, all Bank Expenses incurred through the date hereof, including reasonable attorneys' fees and expenses, and, after the date hereof, all Bank Expenses, including reasonable attorneys. fees and expenses, as and when they become due.

     2.6. Additional Costs. In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

                     (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

                     (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

                     (c) imposes upon Bank any other condition with respect to its performance under this Agreement, and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

     2.7. Term. Except as otherwise set forth herein, this Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect until the Loans and all interest thereon have been fully and finally paid. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Loans under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default.

3.   CONDITIONS OF LOANS

     3.1. Conditions Precedent to Initial Credit Extension. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

                    (a)  this Agreement;

                    (b) a certificate of the Secretary of Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

                    (c)  a guaranty by the Guarantor;

                    (d)  insurance certificate;

                    (e) payment of the fees and Bank Expenses then due specified in Section 2.5 hereof; and

                    (f) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

     3.2. Conditions Precedent to all Loans Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Loan Credit Extension, is further subject to the following conditions:

                    (a) timely receipt by Bank of the Payment/Loan Form as provided in Section 2.1; and

                    (b)  the representations and warranties contained in
Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Loan Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Default shall have occurred and be continuing, or would result from such Credit Extension. The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2(b).

4.   CREATION OF SECURITY INTEREST

     4.1. Grant of Security Interest. Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt payment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. Notwithstanding termination of this Agreement, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

     4.2. Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

     4.3. Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

5.   REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants as follows:

     5.1. Due Organization and Qualification. Borrower and each Subsidiary is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified.

     5.2. Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles/Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound, except to the extent that certain intellectual property agreements prohibit the assignment of the rights thereunder to a third party without Borrower's or other party's consent and the Loan Documents constitute an assignment.

     5.3. No Prior Encumbrances. Borrower has good and indefeasible title to the Collateral, free and clear of Liens, except for Permitted Liens.

     5.4. Intellectual Property. Borrower is the sole owner of the Intellectual Property Collateral, except for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business. Each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party. Except for and upon the filing with the United States Patent and Trademark Office with respect to the Patents and Trademarks and the Register of Copyrights with respect to the Copyrights and Mask Works necessary to perfect the security interests created hereunder, and except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any United States governmental authority or United States regulatory body is required either (i) for the grant by Borrower of the security interest granted hereby or for the execution, delivery or performance of Loan Documents by Borrower in the United States or (ii) for the perfection in the United States or the exercise by Bank of its rights and remedies hereunder.

     5.5. Name; Location of Chief Executive Office. Except as disclosed in the Schedule, Borrower has not done business and will not without at least 30 days prior written notice to Bank do business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

     5.6. Financial Statements. All consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended.

     5.7. Regulatory Compliance. Borrower and each Subsidiary has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

     5.8. Environmental Condition. None of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the release, or other disposition of hazardous waste or hazardous substances into the environment.

     5.9. Taxes. Borrower and each Subsidiary has filed or caused to be filed all tax returns required to be filed on a timely basis, and has paid, or has made adequate provision for the payment of, all taxes reflected therein, except those being contested in good faith by proper proceedings with adequate reserves under GAAP.

     5.10. Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

     5.11. Government Consents. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted.

     5.12. Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

6.   AFFIRMATIVE COVENANTS

     Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

     6.1. Good Standing. Borrower shall maintain its and each of its Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

     6.2. Government Compliance. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect.

     6.3. Financial Statements, Reports, Certificates. Borrower shall deliver to Bank: (a) within five days of filing, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission;
(b) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000.00 or more;
(c) prompt notice of any material change in the composition of the Intellectual Property Collateral, including, but not limited to, any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not specified in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely effects the value of the Intellectual Property Collateral; and (d) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

            Bank shall have a right from time to time hereafter to audit Borrower's Accounts at Borrower's expense, provided that such audits will be conducted no more often than every six months unless an Event of Default has occurred and is continuing.

     6.4. Taxes. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is (I) contested in good faith by appropriate proceedings ,
(ii) is reserved against (to the extent required by GAAP) by Borrower and
(iii) no lien other than a Permitted Lien results.

      6.5.   Insurance.

                     (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

                     (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least 20 days notice to Bank before canceling its policy for any reason. At Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

     6.6. Principal Depository. Borrower shall maintain its principal depository and operating accounts with Bank.

     6.7.   Registration of Intellectual Property Rights.

                     (a) Borrower shall register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, all intellectual property owned by Borrower within 30 days of the date of this Agreement. Borrower shall register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those additional intellectual property rights developed or acquired by Borrower from time to time in connection with any product prior to the sale or licensing of such product to any third party, including without limitation revisions or additions to any intellectual property now owned by Borrower.

                     (b) Borrower shall execute and deliver such additional instruments and documents from time to time as Bank shall reasonably request to perfect Bank's security interest in the Intellectual Property Collateral.

                     (c) Borrower shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents, Copyrights, and Mask Works, (ii) use its best efforts to detect infringements of the Trademarks, Patents, Copyrights and Mask Works and promptly advise Bank in writing of material infringements detected and (iii) not allow any Trademarks, Patents, Copyrights, or Mask Works to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld, unless Bank determines that reasonable business practices suggest that abandon-ment is appropriate.

                     (d)   Bank shall have the right, but not the
obligation, to take, at Borrower's sole expense, any actions that Borrower is required under this Section 6.8 to take but which Borrower fails to take, after 15 days' notice to Borrower. Borrower shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section 6.7.

     6.8. Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

7.   NEGATIVE COVENANTS

     Borrower covenants and agrees that, so long as any Credit Extension hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Loans, Borrower will not do any of the following:

     7.1. Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than
Transfers: (i) of inventory in the ordinary course of business, (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) that constitute payment of normal and usual operating expenses in the ordinary course of business;; or (iii) of worn-out or obsolete Equipment.

     7.2. Changes in Business, Ownership, or Management, Business Locations. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a material change in Borrower's ownership or management. Borrower will not, without at least 30 days prior written notification to Bank, relocate its chief executive office or add any new offices or business locations.

     7.3. Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

     7.4. Indebtedness. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

     7.5. Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock.

     7.6. Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

     7.7. Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

     7.8. Intellectual Property Agreements. Borrower shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Borrower's rights and interests in any property included within the definition of the Intellectual Property Collateral acquired under such contracts, except to the extent that such provisions are necessary in Borrower's exercise of its reasonable business judgement.

     7.9. Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

     7.10. Compliance. Become an "investment company" or a company controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Loan for such purpose; fail to meet the minimum funding requirements of ERISA; permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, which violation could have a Material Adverse Effect; or permit any of its Subsidiaries to do any of the foregoing.

8.   EVENTS OF DEFAULT

     Any one or more of the following events shall constitute an "Event of Default" by Borrower under this Agreement:

     8.1. Payment Default. If Borrower fails to pay, when due, any of the Obligations, and such default is not cured within five days after receipt by Borrower of notice of such default.

     8.2.   Covenant Default.

                     (a) If Borrower fails to perform any obligation under Sections 6.3, 6.5, 6.6, or 6.7 or violates any of the covenants contained in
Article 7 of this Agreement, and such default is not cured within ten days after receipt by Borrower of notice of such default, or

                     (b) If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement or in any of the Loan Documents and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten days after receipt by Borrower of notice of such default; provided that if the default cannot by its nature be cured within the ten day period or cannot after diligent attempts by Borrower be cured within such 10 day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed 30 days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Loans will be required to be made during such cure period);

     8.3. Insolvency. If an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within 30 days (provided that no Loans will be made prior to the dismissal of such Insolvency Proceeding);

     8.4. Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate or writing delivered to Bank by Borrower or any Person acting on Borrower's behalf pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

     8.5. Guaranty. Any guaranty of all or a portion of the Obligations ceases for any reason to be in full force and effect, or any Guarantor fails to perform any obligation under any guaranty of all or a portion of the Obligations, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any guaranty of all or a portion of the Obligations or in any certificate delivered to Bank in connection with such guaranty, or any of the circumstances described in Section 8.3 occurs with respect to any Guarantor.

9.   BANK'S RIGHTS AND REMEDIES

     9.1. Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                     (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Bank);

                     (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

                     (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

                     (d) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's premises, Borrower hereby grants Bank a license to enter such premises and to occupy the same, without charge in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or other-wise;

                     (e) Without notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

                     (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

                     (g) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply the proceeds thereof to the Obligations in whatever manner or order it deems appropriate;

                     (h) Bank may credit bid and purchase at any public sale, or at any private sale as permitted by law;

                     (i) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower; and

                     (j) Bank shall have a non-exclusive, royalty-free license to use the Intellectual Property Collateral to the extent reasonably necessary to permit Bank to exercise its rights and remedies upon the occurrence of an Event of Default.

     9.2. Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; (f) to modify, in its sole discretion, any intellectual property security agreement entered into between Borrower and Bank without first obtaining Borrower's approval of or signature to such modification by amending Exhibit A, Exhibit B, Exhibit C, and Exhibit D, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents, Trademarks, Mask Works acquired by Borrower after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents, Trademarks, or Mask Works in which Borrower no longer has or claims any right, title or interest; (g) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; and (h) to transfer the Intellectual Property Collateral into the name of Bank or a third party to the extent permitted under the UCC provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide Loans hereunder is terminated.

     9.3. Accounts Collection. Upon the occurrence and during the continuance of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and if requested or required by Bank, immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

     9.4. Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Commitment as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

     9.5. Bank's Liability for Collateral. So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause;
(c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

     9.6. Remedies Cumulative. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not expressly set forth herein as provided under the UCC, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

     9.7. Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

10.  NOTICES

     Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below for such party on the signature pages hereof. The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11.  CHOICE OF LAW AND VENUE; WAIVER OF JURY TRIAL

     The Loan Documents shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the
County of Santa Clara, State of California.   BORROWER AND BANK EACH HEREBY
WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

12.  GENERAL PROVISIONS

     12.1. Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

     12.2. Indemnification. Borrower shall , indemnify ,defend, protect and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under the Loan Documents, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

     12.3. Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

     12.4. Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     12.5. Amendments in Writing, Integration. This Agreement cannot be amended or terminated except by a writing signed by Borrower and Bank. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

     12.6. Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

     12.7. Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run; provided that so long as the obligations referred to in the first sentence of this Section 12.7 have been satisfied, and Bank has no commitment to make any Credit Extensions or to make any other loans to Borrower, Bank shall release all security interests granted hereunder and redeliver all Collateral held by it in accordance with applicable law.

     12.8. Confidentiality. In handling any confidential information Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order,
(iv) as may be required in connection with the examination, audit or similar investigation of Bank, and (v) as Bank may deem appropriate in connection with the exercise of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


INTEGRATED PACKAGING ASSEMBLY CORPORATION, a Delaware corporation


By
  ------------------------------------------

Title
     ---------------------------------------

Address for Notices:

     2221 Old Oakland Road
     San Jose, CA  95131
     Attention: Patrick Verderico




SILICON VALLEY FINANCIAL SERVICES
A division of Silicon Valley Bank


By
  -----------------------------------------

Title
     --------------------------------------

Address for Notices:

     3003 Tasman Drive
     Santa Clara, CA  95054
     Attention:  Richelle Medina

                                  EXHIBIT A
                                  ---------

     The Collateral shall consist of all right, title and interest of Borrower, whether now existing or hereafter acquired or created and wherever located, in and to the following:

     (a) All goods, equipment, machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing;

     (b) All inventory, merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

     (c) All contract rights, general intangibles, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

     (d) All accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower, whether or not arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, and whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

     (e) All documents, cash, deposit accounts, securities, investment property, letters of credit, certificates of deposit, instruments and chattel paper and Borrower's Books relating to the foregoing;

     (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information; all mask work or similar rights available for the protection of semiconductor chips; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

     (g) All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                              EXHIBIT B
                              ---------

           LOAN PAYMENT/LOAN ADVANCE TELEPHONE REQUEST FORM
         DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.


TO:  CENTRAL CLIENT SERVICE DIVISION            DATE:

FAX#:  (408)                                    TIME:
            ----------------

FROM:
       BORROWER'S NAME

FROM:
       AUTHORIZED SIGNER'S NAME


       AUTHORIZED SIGNATURE

PHONE:
       ----------------------


FROM:  ACCOUNT #
                 ------------------------------

TO:    ACCOUNT #
                 ------------------------------


REQUESTED TRANSACTION TYPE          REQUEST DOLLAR AMOUNT
--------------------------          ---------------------

PRINCIPAL INCREASE (Loan)           $
PRINCIPAL PAYMENT (ONLY)            $
INTEREST PAYMENT (ONLY)             $
PRINCIPAL AND INTEREST (PAYMENT)    $

OTHER INSTRUCTIONS:

     All representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Loan confirmed by this Loan Request; provided that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

BANK USE ONLY:
TELEPHONE REQUEST:
-----------------

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

Authorized Requester:


     Authorized Signature (Bank)
     Phone #

                  DISBURSEMENT REQUEST AND AUTHORIZATION

TO:      SILICON VALLEY BANK

FROM:                                ("Borrower")
      ------------------------------

LOAN TYPE.  This is a Variable Rate, Revolving Line of Credit of a
principal amount up to $              .

PRIMARY PURPOSE OF LOAN. The primary purpose of this loan is for business.

SPECIFIC PURPOSE.  The specific purpose of this loan is:                .
                                                        ----------------

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Bank's conditions for making the loan have been satisfied. Please disburse the loan proceeds as follows:

                                                           Revolving Line
                                                           --------------

     Amount paid to Borrower directly:                     $
     Undisbursed Funds                                     $
     Principal                                             $

CHARGES PAID IN CASH. Borrower has paid or will pay in cash as agreed the following charges:

     Prepaid Finance Charges Paid in Cash:                 $
     Loan Fee                                              $
     Receivables Audit                                     $

     Other Charges Paid in Cash:                           $
     UCC Search Fees                                       $
     UCC Filing Fees                                       $
     Patent Filing Fees                                    $
     Trademark Filing Fees                                 $
     Copyright Filing Fees                                 $
     Outside Counsel Fees and Expenses                     $
     [ESTIMATE, DO NOT LEAVE BLANK]

      Total Charges Paid in Cash                           $

AUTOMATIC PAYMENTS. Borrower hereby authorizes Bank automatically to deduct from Borrower's account numbered ______ the amount of any loan payment. If the funds in the account are insufficient to cover any payment, Bank shall not be obligated to advance funds to cover the payment.

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO BANK THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO BANK. THIS AUTHORIZATION IS DATED AS OF ________________,19____.

BORROWER:

By:
   ----------------------------------------
   Authorized Officer



                      AGREEMENT TO PROVIDE INSURANCE

TO:    SILICON VALLEY BANK
FROM:  INTEGRATED PACKAGING ASSEMBLY CORPORATION ("Borrower")

     INSURANCE REQUIREMENTS. Borrower understands that insurance coverage is required in connection with the extending of a loan or the providing of other financial accommodations to Borrower by Bank. These requirements are set forth in the Loan Documents. The following minimum insurance coverages must be provided on the following described collateral (the "Collateral"):

          Collateral:     All Inventory, Equipment and Fixtures.
          Type:           All risks, including fire, theft and liability.
          Amount:         Full insurable value.
          Basis:          Replacement value.
          Endorsements:   Loss payable clause to Bank with stipulation that
coverage will not be cancelled or diminished without a minimum of 20 days prior written notice to Bank.

     INSURANCE COMPANY. Borrower may obtain insurance from any insurance company Borrower may choose that is reasonably acceptable to Bank. Borrower understands that credit may not be denied solely because insurance was not purchased through Bank.

     FAILURE TO PROVIDE INSURANCE. Borrower agrees to deliver to Bank, on or before closing, evidence of the required insurance as provided above, with an effective date of_________________,19____, or earlier. Borrower acknowledges and agrees that if Borrower fails to provide any required insurance or fails to continue such insurance in force, Bank may do so at Borrower's expense as provided in the Loan and Security Agreement. The cost of such insurance, at the option of Bank, shall be payable on demand or shall be added to the indebtedness as provided in the security document. BORROWER ACKNOWLEDGES THAT IF BANK SO PURCHASES ANY SUCH INSURANCE, THE INSURANCE WILL PROVIDE LIMITED PROTECTION AGAINST PHYSICAL DAMAGE TO THE COLLATERAL, UP TO THE BALANCE OF THE LOAN; HOWEVER, BORROWER'S EQUITY IN THE COLLATERAL MAY NOT BE INSURED. IN ADDITION, THE INSURANCE MAY NOT PROVIDE ANY PUBLIC LIABILITY OR PROPERTY DAMAGE INDEMNIFICATION AND MAY NOT MEET THE REQUIREMENTS OF ANY FINANCIAL RESPONSIBILITY LAWS.

     AUTHORIZATION. For purposes of insurance coverage on the Collateral, Borrower authorizes Bank to provide to any person (including any insurance agent or company) all information Bank deems appropriate, whether regarding the Collateral, the loan or other financial accommodations, or both.

     BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AGREEMENT TO PROVIDE INSURANCE AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED ____________________,19____.

BORROWER:

By:
   -------------------------------
         Authorized Officer

     FOR BANK USE ONLY
     INSURANCE VERIFICATION

DATE:                                   PHONE:
AGENT'S NAME:
INSURANCE COMPANY:
POLICY NUMBER:
EFFECTIVE DATES:
COMMENTS: